UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2008
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2008, Southern Copper Corporation (the “Company”) announced that it had appointed Mr. Genaro Guerrero Diaz Mercado as its Vice President, Finance and Chief Financial Officer.  Mr. Guerrero replaces Mr. Jose N. Chirinos who had been appointed interim Chief Financial Officer in June 2007.

Mr. Guerrero has held various Treasury functions with Grupo Mexico, S. A. B. de C. V., (“Grupo Mexico”), the Company’s indirect majority stockholder, from 1992 to July 31, 2000.  Mr. Guerrero was transferred to ASARCO LLC (“ASARCO”), an affiliated company of Grupo Mexico, on August 1, 2000.  Mr. Guerrero was the Vice President, Finance, Chief Financial Officer and Treasurer of ASARCO until May 3, 2006.  Mr. Guerrero held a key financial role with Southern Peru Limited, a subsidiary of the Company, until December 31, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation (Registrant)

By:	/s/ Oscar Gonzalez Rocha

President and Chief Executive Officer

Date: January 7, 2008